Exhibit 23






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration
Statements No. 33-41152 and No. 33-52147 on Form S-8 and
Registration Statement No. 33-51363 on Form S-3 of CalEnergy
Company, Inc. of our reports dated January 31,1997 (February 27,
1997 as to Notes 6 and 20 to the consolidated financial statements), appearing in and incorporated by reference in the Annual Report on Form 10-K of CalEnergy Company,Inc. for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 17, 1997